                                                                    Exhibit 99.1

[HUBBELL LOGO]

               Date:           October 21, 2003          NEWS RELEASE

               For Release:    IMMEDIATELY

--------------------------------------------------------------------------------
                                                         Hubbell Incorporated
                                                         584 Derby-Milford Road
                                                         P. O. Box 549
                                                         Orange, CT  06477
                                                         203-799-4100

               Contact:        Thomas R. Conlin

                             HUBBELL REPORTS HIGHER
              THIRD QUARTER SALES AND PROFIT AND RECORD CASH FLOW
              ---------------------------------------------------

ORANGE, CT. (October 21, 2003) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported year-over-year increases in revenue, net income, and earnings per share for the third quarter ended September 30, 2003.

Sales in the quarter were $457.3 million or a 3% increase over $445.8 million reported for the equivalent period of 2002. Each of Hubbell's three business segments -- Electrical, Power and Industrial Technology -- reported positive year over year comparisons.

Net income in the third quarter was $34.4 million an 11% increase over $31.1 million reported last year. Earnings per share, fully diluted, rose by 10% to $.57 versus $.52 for the two periods, respectively. Items affecting the comparability of these results were:

     * Third quarter 2003 profit included a benefit of $1.8 million, pre-tax, resulting from a net credit associated with favorable estimate adjustments under the Company's on-going lighting restructuring program and the benefit of a favorable legal settlement.

     * Third quarter 2002 profit included a benefit of $2.0 million, pre-tax, comprised of the finalization of a previously reported gain on sale of business, and the credit resulting from the net of expenses and a reserve reversal under a capacity reduction program.

"The third quarter was another solid step forward for Hubbell," said Timothy H. Powers, President and Chief Executive Officer. "Despite continuing softness in industrial and commercial markets, we made additional progress toward our goals for operational improvements."

                                  -continued-

"While third quarter sales increased by 3% year-over-year, operating income rose by 15% -- with gains in each of our three segments. The transformation of our business processes through lean concepts was one of the drivers," Powers added. "We're in the second year of the program with eighteen of our major facilities and 75% of these employees participating. Costs are being steadily reduced as we eliminate non-value added activities."

"Our focus on asset management brought further accomplishments during the quarter. Operating cash flow continues to be exceptionally strong with a year-to-date total of just under $190 million and a record $100 million in the third quarter. Our inventory reduction efforts played a major role. Net inventories are down by $50 million so far this year adding to the $127 million in inventory reductions achieved over the past two years and days supply at the end of the third quarter was 60 - substantially improved from 80 days at year-end 2002."

"Net debt reduction also continued during the quarter. Net debt dropped by $84 million in the third quarter and is down by $133 million year-to-date -- after payment of $59 million in cash dividends to shareholders. We expect that we will have generated cash equal to the debt used to fund the LCA acquisition by mid-2004."

"Hubbell's lighting restructuring program continues on schedule and on budget. We expect that the effect of this effort combined with the space freed up through lean initiatives across the Company will provide the opportunity for additional factory and warehouse consolidations in 2004."

Segment Review
--------------

The comments and year-over-year percentage comparisons which follow are based on results for the third quarter 2003 versus the equivalent period of the past year.

Electrical segment sales increased by 2% with operating profit rising by 13%. Hubbell's lighting business was the primary contributor to the positive comparison. Progress residential lighting showed continuing strength with strong demand from both new construction and home center retail channels. Improved performance was also reported in the commercial/industrial lighting businesses. Nonresidential construction spending continued to decline which negatively impacted rough-in and harsh/hazardous electrical products and wiring systems demand. However, sales and operating profit for the two businesses were up modestly.

Hubbell's Power segment reported a 4% increase in sales, and a 23% increase in operating profit primarily as a result of the favorable legal settlement noted earlier. Excluding that item, operating profit increased



                                  -continued-
modestly. Damage caused by Hurricane Isabel was the primary contributor to the improvement as Hubbell's emergency response team shipped over $2.0 million in product for repairs in the affected region. In general, however, utility product demand remains flat. While the August black-out in the eastern U.S. demonstrated the need for upgrade of the transmission and distribution infrastructure, no immediate increase in investment is evident. Utility finances, uncertain returns on new investments, and the continuing lack of federal energy legislation is expected to result in low utility capital improvement spending well into next year.

The Industrial Technology segment reported a 5% increase in sales and a 20% increase in operating profit. Specialty communications products from the GAI-Tronics unit again provided most of the positive year over year results due to an increased focus on security and safety in a wide range of applications from tunnels in Belgium to new installations in U.S. airports. Other businesses in this segment which primarily serve industrial and high voltage markets continue to contend with low but steady demand.

Summary and Outlook
-------------------

"Our served markets are little changed from the overall slow pace of prior quarters," said Powers. "Consumer spending, residential construction, and some specialty markets remain healthy, but industrial activity, the declining commercial sector, and utility product markets remain very weak. We expect no substantial recovery through the remainder of this year and into 2004."

"Some macroeconomic indicators hold promise for nascent improvement in these markets. Factory activity increased somewhat during the quarter and channel inventories remain low. But overall order input remains close to the pace of last year reflecting the continuing low level of plant capacity utilization, an overbuilt commercial real estate market, and no measurable change in utility infrastructure investment."


                                  -continued-

"Nonetheless, as our most recent results demonstrated, Hubbell's results are improving," Powers said. "We have a wealth of opportunities -- in productivity improvement, new product development, customer service enhancements, and further asset reductions to name only a few -- with focused initiatives to take advantage of them. As the economic environment improves, we expect an increasingly more agile, more profitable Hubbell will emerge."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as "may," "targeted," "goals," "expect," "hold promise," "probably," "should," and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; general economic and business conditions; and competition.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2002 revenues of $1.6 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                   # # # # #

                      (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (in millions, except per share data) unaudited

                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                              SEPTEMBER 30                SEPTEMBER 30
                                         ----------------------      ----------------------
                                            2003          2002          2003          2002
                                         --------      --------      --------      --------
Net Sales                                $  457.3      $  445.8      $1,326.1      $1,161.6
Cost of goods sold                          329.1         330.4         972.4         863.7
                                         --------      --------      --------      --------

Gross Profit                                128.2         115.4         353.7         297.9

Selling & administrative  expenses           77.5          73.1         227.3         193.2
Special charges(credits), net                (0.2)         (0.4)          5.8           1.3
Gain on sale of business                       --          (1.6)           --          (3.0)
                                         --------      --------      --------      --------

Total Operating Income                       50.9          44.3         120.6         106.4
Investment income                             0.8           1.3           2.8           3.9
Interest expense                             (5.2)         (5.8)        (15.5)        (12.3)
Other income, net                              --           0.6           0.7           1.2
                                         --------      --------      --------      --------

Total Other Income (Expense)                 (4.4)         (3.9)        (12.0)         (7.2)

Income Before Income Taxes
and Accounting Change                        46.5          40.4         108.6          99.2

Provision for income taxes                   12.1           9.3          28.2          17.8
                                         --------      --------      --------      --------

Income Before Effect
of Accounting Change                         34.4          31.1          80.4          81.4
                                         --------      --------      --------      --------

Effect of Accounting Change
Net of Tax (SFAS 142)                          --            --            --         (25.4)
                                         --------      --------      --------      --------
NET INCOME                               $   34.4      $   31.1      $   80.4      $   56.0
                                         ========      ========      ========      ========

Earnings per share before accounting
   change - diluted                      $   0.57      $   0.52      $   1.33      $   1.36

Earnings per share after accounting
   change - diluted                      $   0.57      $   0.52      $   1.33      $   0.93

Average Shares Outstanding - Diluted         60.7          59.6          60.2          59.6
                                         ========      ========      ========      ========

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                 (in millions, except per share data) unaudited

                                           THREE MONTHS ENDED           NINE MONTHS ENDED
                                              SEPTEMBER 30                SEPTEMBER 30
                                         ----------------------      ----------------------
                                           2003          2002          2003          2002
                                         --------      --------      --------      --------
Net Sales
  Electrical                             $  339.6      $  333.0      $  982.7       $ 826.1
  Power                                      86.1          82.6         249.9         247.2
  Industrial Technology                      31.6          30.2          93.5          88.3
                                         --------      --------      --------      --------
    Total Net Sales                      $  457.3      $  445.8      $1,326.1      $1,161.6
                                         ========      ========      ========      ========

Operating Income
  Electrical                             $   37.4      $   31.6      $   95.0      $   78.3
  Special (charges) credits, net              0.2           0.2          (5.8)         (0.6)
  Gain on sale of business                     --           1.6            --           3.0
                                         --------      --------      --------      --------
    Total Electrical                         37.6          33.4          89.2          80.7


  Power                                      10.3           8.1          24.1          24.3
  Special (charges) credits, net               --           0.3            --          (0.3)
                                         --------      --------      --------      --------
    Total Power                              10.3           8.4          24.1          24.0

  Industrial Technology                       3.0           2.6           7.3           2.1
  Special (charges) credits, net               --          (0.1)           --          (0.4)
                                         --------      --------      --------      --------
    Total Industrial Technology               3.0           2.5           7.3           1.7
                                         --------      --------      --------      --------
      Total Operating Income                 50.9          44.3         120.6         106.4
                                         --------      --------      --------      --------

  Other income (expense), net                (4.4)         (3.9)        (12.0)         (7.2)
                                         --------      --------      --------      --------

Income Before Income Taxes
and Accounting Change                        46.5          40.4         108.6          99.2

Provision for income taxes                   12.1           9.3          28.2          17.8
                                         --------      --------      --------      --------

Income Before Effect
of Accounting Change                         34.4          31.1          80.4          81.4
                                         --------      --------      --------      --------

Effect of Accounting Change
Net of Tax (SFAS 142)                          --            --            --         (25.4)
                                         --------      --------      --------      --------
NET INCOME                               $   34.4      $   31.1      $   80.4      $   56.0
                                         ========      ========      ========      ========

Earnings per share before accounting
   change - diluted                      $   0.57      $   0.52      $   1.33      $   1.36

Earnings per share after accounting
   change - diluted                      $   0.57      $   0.52      $   1.33      $   0.93

Average Shares Outstanding - Diluted         60.7          59.6          60.2          59.6
                                         ========      ========      ========      ========

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEET
                                 (in millions)

                                               (UNAUDITED)       (UNAUDITED)
                                              SEPTEMBER 2003      JUNE 2003         DECEMBER 2002
                                              -------------    -------------       --------------
ASSETS
Cash and temporary cash investments            $      175.4      $      90.0     $       40.0
Short-term investments                                 15.0             15.0             15.0
Accounts receivable (net)                             255.5            252.1            221.2
Inventories                                           211.3            228.1            258.0
Deferred taxes and other                               50.9             56.3             62.1
                                                -----------      -----------      -----------
CURRENT ASSETS                                        708.1            641.5            596.3

Property, plant and equipment (net)                   297.7             305.0           320.6
Investments                                            74.7              76.0            76.5
Goodwill                                              318.6             319.2           314.6
Intangible assets and other                            90.8              95.0           102.3
                                                -----------      -----------      -----------

TOTAL ASSETS                                    $   1,489.9      $    1,436.7    $    1,410.3
                                                ===========      ============     ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

Commercial paper and notes                           $    -            $    -         $     -
Accounts payable                                       96.6              88.3            86.2
Accrued salaries, wages and employee benefits          51.3              44.5            39.8
Accrued income taxes                                   33.6              33.5            25.5
Dividends payable                                      19.7              19.6            19.5
Other accrued liabilities                              87.6              77.1            83.7
                                                -----------      -----------      -----------

CURRENT LIABILITIES                                   288.8             263.0           254.7

Long-term debt                                        298.8             298.7           298.7
Other non-current liabilities                         119.6             112.9           112.7
                                                -----------      -----------      -----------

TOTAL LIABILITIES                                     707.2             674.6           666.1

SHAREHOLDERS' EQUITY                                  782.7             762.1           744.2
                                                -----------      -----------      -----------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY         $  1,489.9        $  1,436.7     $   1,410.3
                                                ===========      ============     ===========